Exhibit 10.14
EQUITY EXCHANGE RIGHT AGREEMENT
THIS EQUITY EXCHANGE RIGHT AGREEMENT (this “Agreement”) is made and entered into as of September 30, 2025, by and between BitGo Holdings, Inc., a Delaware corporation (the “Company”) and Michael A. Belshe (the “Founder”).
WHEREAS, the Company’s Board of Directors (the “Board”) has determined that it is in the best interests of the Company and its stockholders to implement a dual-class common stock structure (the “Dual-Class Structure”).
WHEREAS, the Board and the stockholders of the Company have approved and adopted an Amended and Restated Certificate of Incorporation of the Company, as may be amended, modified or restated from time to time (the “Restated Certificate of Incorporation”), which, among other things provides for two classes of Common Stock of the Company, Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), entitling holders to one vote per share, and Class B Common Stock, par value $0.0001 per share (“Class B Common Stock”), entitling the Founder to 15 votes per share.
WHEREAS, the Founder holds awards of stock options and restricted stock units that (after giving effect to the Dual-Class Structure) are exercisable or settleable, as applicable, for shares of Class A Common Stock as set forth in Exhibit A and may in the future be granted awards of stock options or restricted stock units prior to the Company’s initial public offering (each, a “Founder Equity Award” and collectively, the “Founder Equity Awards”), and each Founder Equity Award has been granted under (i) the Company’s 2018 Stock Incentive Plan, as amended (the “Plan”), and a form of equity award agreement thereunder or (ii) a Non-Plan Stock Option Agreement (collectively for all Outstanding Awards, the “Equity Documents”).
WHEREAS, in connection with the implementation of the Dual-Class Structure, the Board has approved the grant to the Founder of the right to require the Company to exchange Put Eligible Shares (as defined below) for shares of Class B Common Stock, subject to the terms and conditions set forth in this Agreement.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and accepted, the parties hereto agree as follows:
ARTICLE I.
PUT RIGHT AND EXCHANGE AND ISSUANCE OF CLASS B COMMON STOCK
1.1 Grant of Put Right. Subject to the terms and provisions of this Agreement, the Company hereby irrevocably grants to the Founder the right (the “Put Right”) to require the Company to exchange any shares of Class A Common Stock that the Founder acquires following the date hereof as a result of the exercise, issuance and/or settlement of the Founder Equity Awards (the “Put Eligible Shares”) for either, at the Founder’s election, (a) an equivalent number of shares of Class B Common Stock or (b) if the fair market value of the Class B Common Stock is greater than the fair market value of the Class A Common Stock, measured on the applicable Exchange Date (as defined below) (which shall be determined by a majority of the disinterested members of the Board), a number of shares of Class B Common Stock having equivalent value as the Put Eligible Shares, subject to the terms and conditions set forth in this Agreement (an “Exchange”). The Founder shall be entitled to exercise the Put Right any number of times and the Put Right shall be exercisable for any or all of the outstanding Put Eligible Shares at the time the Founder issues a Put Right Notice (as defined below).
1.2 Exercise of Put Right.
(a) The Put Right will be exercisable by the Founder by submitting a completed and fully executed notice in the form attached hereto as Exhibit B (a “Put Right Notice” and the Put Eligible Shares subject to a Put Right Notice, the “Put Exercised Shares”) to the Company on or prior to the applicable Expiration Time (as defined below).
(b) Failure to deliver a Put Right Notice prior to the Expiration Time will constitute an irrevocable waiver of the Put Right with respect to the applicable Put Eligible Shares.
(c) The Founder will have no Put Right pursuant to this Agreement with respect to any share of Class A Common Stock that is acquired by the Founder following the date hereof, other than shares of Class A Common Stock that the Founder acquire as a result of the exercise, issuance and/or settlement of the Founder Equity Awards.
1.3 Exchange Conditions. As conditions precedent to the effectiveness of an Exchange pursuant to a Put Right Notice (collectively, the “Exchange Conditions”):
(a) a majority of the disinterested members of the Board shall have determined whether, as of the applicable Exchange Date (as defined below), there will be any difference between the fair market values of the Class A Common Stock and Class B Common Stock;
(b) the Company shall have determined the amount of wages or other income, if any, that shall be recognized by the Founder for U.S. federal and state income tax purposes on account of such exercise of the Put Right and the related Exchange;
(c) the Founder and the Company shall have made any required filings of the notification and report form for certain mergers and acquisitions under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”), and any applicable waiting periods shall have expired; and
(d) the number of shares of Class B Common Stock authorized and available for issuance under the Restated Certificate of Incorporation shall be equal to or greater than the applicable number of Exchange Shares (as defined below).
1.4 Exchange of Shares. With respect to each Put Right Notice, on the tenth business day (as defined below), or such later date as agreed to by the Founder and the Company (as applicable, the “Exchange Date”), after both (a) the Company’s receipt of such Put Right Notice, properly executed by the Founder, and (b) the satisfaction of the Exchange Conditions, the Company will complete the Exchange by issuing to the Founder the applicable number of shares of Class B Common Stock to be issued as a result of the Exchange pursuant to Section 1.1 (the “Exchange Shares”), out of shares authorized and available for issuance under the Restated Certificate of Incorporation, in exchange for the applicable Put Exercised Shares. Upon the effectiveness of such Exchange, the Company will deliver to the Founder an electronic stock certificate or book entry via the Company’s transfer agent to evidence that the Exchange Shares have been duly issued to the Founder in exchange for the Put Exercised Shares. For purposes of this Agreement, “business day” means a weekday on which banks are open for general banking business in New York, New York.
1.5 Tax Withholding. Prior to each Exchange Date, if the Company has determined that any wages or other income shall be recognized by the Founder for U.S. federal and state income tax purposes on account of the applicable Exchange, the Founder must pay or make provisions satisfactory to the Company for the payment of the foreign, federal, state and local income tax, social insurance, payroll tax, fringe benefits tax, payment on account withholding and other tax-related items related to such Exchange and legally applicable to the Founder, including, as applicable, obligations of the Company to withhold any of the foregoing (all the foregoing tax-related items, “Tax-Related Items”). The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable statutory rates with respect to the Founder, including maximum applicable rates.
1.6 Rights to Put Exercised Shares Following the Exchange. Following each Exchange, the Founder will no longer have any rights as a holder of the Put Exercised Shares that were the subject of such Exchange (other than the right to receive the Exchange Shares in accordance with this Agreement). Such Put Exercised Shares will be deemed to have been cancelled by the Company in accordance with the applicable provisions hereof and shall not be retained in treasury, whether or not the certificate(s) therefor have been delivered to the Company. The Put Exercised Shares will not become available for grant and issuance in connection with other Awards (as defined in the Plan) under the Plan.
1.7 Termination of Put Right. The Put Right will terminate as follows (as applicable, the “Expiration Time”):
(a) With respect to Put Exercised Shares, upon completion of the applicable Exchange;
(b) With respect to any shares of Class A Common Stock subject to a Founder Equity Award that have not become Put Eligible Shares, the Expiration Time will be when such shares are forfeited pursuant to the applicable Equity Documents; and
(c) With respect to any Put Eligible Shares, the Expiration Time will be the earlier to occur of:
(i) when the Founder sells, transfers or otherwise disposes of such Put Eligible Shares; and
(ii) the Class B Automatic Conversion (as defined in the Restated Certificate of Incorporation).

ARTICLE II.
REPRESENTATIONS AND WARRANTIES OF THE FOUNDER
The Founder hereby represents and warrants to the Company as follows:
2.1 Ownership; Authority. The Founder has the full right, power and authority to enter into this Agreement. Assuming the due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of the Founder, enforceable against the Founder in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Upon consummation of an Exchange contemplated hereby, the Company will acquire from the Founder good and marketable title to the Put Exercised Shares subject to such Exchange, free and clear of any and all liens, encumbrances and restrictions (except for restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Restated Certificate of Incorporation, the Company’s Second Amended and Restated Bylaws (as may be amended, modified or restated from time to time, the “Bylaws”) or any agreements to which the Founder and the Company are a party, including, without limitation, the Equity Documents, the ROFRCSA (as defined below) and the Voting Agreement (as defined below) (collectively, the “Founder Agreements”)), and subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
2.2 Governmental Authorization. The execution, delivery and performance by the Founder of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority (as defined below) on the part of the Founder (excluding, for the avoidance of doubt (a) the filing by the Company of the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, (b) compliance by the Company with any applicable requirements of any applicable state or federal securities laws and (c) the filing by the Company and the Founder of the notification and report form for certain mergers and acquisitions under the HSR Act. For purposes of this Agreement, “governmental authority” means any transnational, domestic or foreign federal, state or local governmental, regulatory or administrative authority, department, court, agency or official, including any political subdivision thereof.
2.3 Noncontravention. The execution, delivery and performance by the Founder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (a) violate any governing document, including any trust agreement, applicable to the Founder, (b) subject to compliance with Section 2.2, violate any applicable law, (c) following the waiver of any and all rights of first refusal or co-sale held by the Company and the Company’s stockholders that are applicable to the transactions contemplated hereby, require any consent or other action under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any obligation of the Founder or to the loss of any benefit to which the Founder is entitled under any provision of any agreement or other instrument binding upon the Founder or (d) result in the creation or imposition of any lien on any of the Founder Equity Awards or the shares of Class A Common Stock underlying such Founder Equity Awards, other than restrictions on transfer arising under applicable securities laws or as set forth or contemplated by this Agreement, the Restated Certificate of Incorporation, the Bylaws or the Founder Agreements.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
The Company hereby represents and warrants to the Founder as follows:
3.1 Corporate Existence and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.
3.2 Corporate Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, including the issuance and delivery of the shares of Class B Common Stock in connection with each Exchange hereunder in accordance with the Restated Certificate of Incorporation, are within the corporate powers of the Company and have been duly authorized by all necessary corporate action on the part of the Company and the Company’s stockholders, subject to compliance with Section 3.3. Any and all rights of first refusal or co-sale held by the Company and the Company’s stockholders that are applicable to the transactions contemplated hereby have been waived. Assuming the due authorization, execution and delivery by the Founder, this Agreement constitutes a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity).
3.3 Governmental Authorization. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental authority other than compliance by the Company with any applicable requirements of any applicable state or federal securities laws.
3.4 Noncontravention. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby do not and will not, assuming compliance with the matters referred to in Section 3.3, (a) violate the Restated Certificate of Incorporation or the Bylaws, (b) violate any applicable law, (c) require any consent or other action by any person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration of any right or obligation of the Company or to the loss of any benefit to which the Company is entitled under any provision of any agreement or other instrument binding upon the Company or (d) result in the creation or imposition of any lien on the shares of Class B Common Stock other than as set forth or contemplated by this Agreement or the Restated Certificate of Incorporation, the Bylaws or the Founder Agreements.
ARTICLE IV.
COVENANTS
4.1 Market Stand-Off Agreement. The Founder agrees that any lock-up or market stand-off agreements applicable to the Put Exercised Shares as set forth in the Equity Documents and/or any other agreement applicable to such Put Exercised Shares, as applicable, shall continue to apply to the Exchange Shares in accordance with the terms of such agreements, to the extent applicable as of the time the Exchange Shares are acquired.
4.2 ROFR Agreement. The Founder acknowledges and agrees that the Exchange Shares will be subject to the Eighth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of February 1, 2024, as may be amended, modified or restated from time to time (the “ROFRCSA”), in the same fashion as any Put Exercised Shares were subject to the ROFRCSA, to the extent applicable as of the time the Exchange Shares are acquired.
4.3 Voting Agreement. The Founder acknowledges and agrees that the Exchange Shares will be subject to the Eighth Amended and Restated Voting Agreement, dated as of February 1, 2024, as may be amended, modified or restated from time to time (the “Voting Agreement”), in the same fashion as any Put Exercised Shares were subject to the Voting Agreement, to the extent applicable as of the time the Exchange Shares are acquired.
4.4 Bylaws. The Founder acknowledges and agrees that the Exchange Shares will be subject to the Bylaws, to the extent applicable as of the time the Exchange Shares are acquired.
4.5 Waiver of Right of First Refusal. The Company hereby waives any preexisting rights of first refusal applicable to the transactions contemplated hereby.
4.6 Authorized Class B Common Stock. Prior to each Exchange, the Company shall use reasonable best efforts to ensure that the number of shares of Class B Common Stock authorized and available for issuance under the Restated Certificate of Incorporation shall be no less than the applicable number of Exchange Shares for such Exchange.
ARTICLE V.
GENERAL PROVISIONS
5.1 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of Delaware as applied to agreements entered into among Delaware residents to be performed entirely within Delaware, without regard to principles of conflicts of law.
5.2 Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.
5.3 Entire Agreement; Amendment. This Agreement, including the exhibits attached hereto, and together with the Restated Certificate of Incorporation, the Bylaws and the Founder Agreements, constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof. Neither this Agreement nor any term hereof may be amended or waived other than by a written instrument signed by the Founder and the Company.
5.4 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.
5.5 No Guarantee of Continued Service. The Founder acknowledges and agrees that neither the execution of this Agreement nor the existence of the Put Right granted hereunder constitutes an express or implied promise of continuous employment or service with the Company for any period, or at all, and that neither the execution of this Agreement nor the existence of the Put Right granted hereunder will interfere in any way with the Founder’s right or the right of the Company to terminate Founder’s employment or service at any time, with or without cause.
5.6 Tax Consequences. Each of the Company and the Founder have reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the Put Right and the Exchanges, the Founder Equity Awards and the potential acquisition of shares of Class A Common Stock thereunder, the potential exchange of such shares for shares of Class B Common Stock, and the transactions contemplated by this Agreement. The Founder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents in connection with the transactions contemplated hereby, except for the representations and warranties of the Company expressly set forth in Article III.

[SIGNATURE PAGE FOLLOWS]
IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

THE COMPANY:

BITGO HOLDINGS, INC.

By:	/s/ Edward Reginelli
Name:	Edward Reginelli
Title:	Chief Financial Officer

IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the date first above written.

THE FOUNDER:

/s/ Michael Belshe

By: Michael A. Belshe

EXHIBIT A

EXHIBIT B